EXHIBIT 99.1

PayPal Appoints New Chief Financial Officer
Seasoned Financial Executive John D. Rainey Joins PayPal

SAN JOSE, Calif. - August 4, 2015 - PayPal Holdings, Inc. (Nasdaq: PYPL) today announced John D. Rainey is joining the digital payments leader as its new Chief Financial Officer (CFO), effective August 24, 2015. Rainey joins PayPal from United Continental Holdings, Inc. where he was Executive Vice President and CFO at United Airlines. Rainey brings with him an extensive background in corporate finance, treasury, financial planning and analysis, tax, investor relations, strategic planning and risk management along with a deep appreciation for PayPal and its unique position driving the global transformation of money.

“I couldn’t be more thrilled to welcome John to PayPal where he will undoubtedly make an immediate impact as we begin operating as an independent and publicly traded company,” said Dan Schulman, president and CEO of PayPal. “I am particularly impressed with John’s ability to lead a financial function in a complex, industry-leading business, while maintaining an unrelenting focus on serving and advocating for his company’s customers. I believe that John and the entire PayPal team have an inspiring chance to provide financial freedom, flexibility and opportunity to millions of people worldwide.”

"I can’t imagine a more exciting time to join PayPal,” Rainey said. “PayPal is leading the transformation of money and the digitization of payments. Dan and his executive team recognize and appreciate that they’re making history, and I’m delighted to be a part of it.”

Rainey will lead PayPal’s financial operations, regional finance teams and investor relations. He will report directly to Schulman. He will succeed Patrick Dupuis, who has served as PayPal’s CFO for five years.

Dupuis will remain at PayPal and will continue to report directly to Schulman in the newly created role of Senior Vice President, Simplicity, Quality and Productivity. In this capacity, Dupuis will lead a corporate-wide transformation initiative designed to drive PayPal’s productivity, service quality and customer experience.

“Patrick’s commitment to PayPal has been vital to everything this company has achieved during the time he served as CFO,” said Schulman. “I am grateful for all he has done to ensure that PayPal’s transition to an independent company was smooth and successful. In his new role, Patrick will help us tackle the many opportunities to improve our efficiency and performance.”

Rainey has more than 20 years of financial management experience. At United Airlines Rainey was responsible for the company’s overall financial strategy including cost management, capital allocation and balance sheet optimization. As CFO, Rainey oversaw corporate finance, treasury, financial planning and analysis, tax, accounting, investor relations, fleet, procurement, internal audit and risk management and was responsible for United’s corporate strategy function.

Prior to being CFO at United Airlines, Rainey held various positions of increasing responsibility in finance at United Airlines and Continental Airlines. Before joining Continental, Rainey worked at Ernst & Young LLP in Houston for two years. He received both his bachelor’s degree in business administration and his master’s degree in business administration from Baylor University. Rainey is a Certified Public Accountant and serves on the national board of trustees for the March of Dimes, where he was named the 2015 national chair of the March for Babies.

About PayPal
At PayPal (Nasdaq: PYPL), we put people at the center of everything we do. Founded in 1998, we continue to be at the forefront of the digital payments revolution, last year we processed 4 billion payments, of which 1 billion were made on mobile devices. PayPal gives people better ways to connect to their money and to each other, helping them safely access and move their money and offering a choice of how they would like to pay or be paid. With our 169 million active customer accounts, we have created an open and secure payments ecosystem that people and businesses choose to securely transact with each other online, in stores and on mobile devices. PayPal is a truly global payments platform that is available to people in 203 markets, allowing customers to get paid in more than 100 currencies, withdraw funds to their bank accounts in 57 currencies and hold balances in their PayPal accounts in 26 currencies. For more information on PayPal, visit about.paypal-corp.com. For PYPL financial information visit investor.paypal-corp.com.
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of PayPal Holdings, Inc. (“PayPal”) and its subsidiaries that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, the future performance of PayPal and the adoption of its products and services. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, any European, Asian or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company’s need to successfully react to the increasing importance of mobile payments and mobile commerce and the increasing social aspect of commerce; the company’s ability to deal with the increasingly competitive ecommerce environment, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; changes to PayPal’s capital allocation or management of operating cash; PayPal’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the effect of management changes and business initiatives; PayPal’s need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its product offerings; the competitive, regulatory, payment card association-related and other risks specific to PayPal and PayPal Credit, especially as PayPal continues to expand geographically and introduce new products and as new laws and regulations related to financial services companies come into effect; the company’s ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost; the company’s ability to maintain site stability and performance on all of its sites while adding new products and features in a timely fashion; and the company’s ability to profitably integrate, manage and grow businesses that have been acquired or may be acquired in the future. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.
More information about factors that could affect our operating results is included under the captions "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the information statement attached as Exhibit 99.1 to PayPal’s registration statement on Form 10 and amendments thereto, as well PayPal’s Forms 10Q, copies of which may be obtained by visiting the PayPal Holdings, Inc. Investor Relations website at http://investor.paypal-corp.com or the SEC’s website at www.sec.gov. All information in this communication is as of the date hereof. Undue reliance should not be placed on the forward-looking statements in this communication, which are based on information available to the company and PayPal on the date hereof. The company and PayPal assume no obligation to update such statements, except as required by law.

PayPal
Investor Relations Contact:
Tracey Ford
Senior Director, Investor Relations
tford@paypal.com

Media Relations Contact:
Martha Cass
Director, Corporate Communications
mcass@paypal.com
416-860-6213